REVOLVING CREDIT  AGREEMENT


	THIS AGREEMENT, dated as of July _8_, 1996, by and among PERFORMANCE FOOD GROUP COMPANY, a Tennessee corporation, whose mailing address is 6800 Paragon Place, Suite 500, Richmond, Virginia 23230 and FIRST UNION NATIONAL BANK OF VIRGINIA, a Virginia corporation, as Administrative Agent and as a Lender, whose mailing address is P.O. Box 26944, Richmond, Virginia 23261, provides:

	1.	Definitions.  As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Uniform Commercial Code as enacted in the Commonwealth of Virginia (the "UCC"), whether or not capitalized, shall have the meanings given therein unless otherwise defined herein. Unless the context requires otherwise, all personal pronouns used in this Agreement shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of sections of this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

		1.1 "Accounts Receivable" means all accounts, contract rights, instruments, documents and chattel paper, whether secured or unsecured, now owned or hereafter acquired by the Borrower.

		1.2   	"Administrative Agent" means First Union National Bank
         of Virginia in its capacity as agent for the Lenders under this Agreement, and its successors and permitted assigns in such capacity.

		1.3   	"Affiliate" means, with respect to any specified Person,
         any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract or otherwise.

		1.4   	"Agreement" means this Revolving Credit Agreement, as
         the same may be amended, modified or supplemented from time to time.

		1.5   	"Borrower" means Performance Food Group Company, a
         Tennessee corporation.

		1.6    	"Business Day" means any day other than a Saturday,
          Sunday or other day on which commercial banks are authorized or required to close under the laws of the Commonwealth of Virginia.

		1.7    	"Capital Stock" means any nonredeemable capital stock of
          the Borrower or any Subsidiary, whether common or preferred.

		1.8    	"Cash Flow Coverage Ratio" means at any date EBITDA
          divided by the sum of (i) Interest Expense, (ii) CMLTD and
          (iii) Unfinanced Capital Expenditures.

		1.9    	"CMLTD" means at any date the aggregate of all principal
          payments on any Funded Indebtedness (excluding the Revolving Loans) of the Borrower during the previous 12 month's period (or during such shorter period that would be applicable under Section 4.14) determined on a consolidated basis at such date.

		1.10   	"Code" means the Internal Revenue Code of 1986, as
          amended from time to time, or any successor code enacted subsequent to the date of this Agreement as a successor thereto.

		1.11    [Reserved]

		1.12   	"Consolidated Current Ratio" means the ratio of the
          Borrower's consolidated current assets to its consolidated current liabilities.

		1.13   	"Consolidated Subsidiary" means, at any date, any
          Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

		1.14   	"Consolidated Total Capital" means, at any time, the
          sum of Stockholders' Equity and Funded Indebtedness.

		1.15   	"Debt" means at any date the total of all indebtedness
          and liabilities of the Borrower of every kind determined in accordance with GAAP on a consolidated basis at such date.

		1.16   	"Debtor" means the account debtor with respect to any of
          the Borrower's Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower pursuant to which the Borrower is to deliver any personal property or perform any service.

		1.17 "EBITDA" means, at any date and as applied to the Borrower and its Consolidated Subsidiaries, earnings before interest expense, total income taxes, and depreciation and amortization expense during the prior 12 month's period (or during such shorter period that would be applicable under Section 4.14), with each component determined in accordance with GAAP on a consolidated basis at such date, and with earnings determined on a non-tax affected FIFO basis.

		1.18	   "Equipment" means all equipment now owned or hereafter
          acquired by the Borrower, including, without limitation, all items of machinery, equipment, furniture, furnishings and fixtures of every kind, whether affixed to real property or not, as well as all trucks and vehicles of every description, trailers and handling and delivery equipment, and all parts, replacements, additions, attachments and accessories now or hereafter installed in, placed on or affixed to any of the foregoing, and all other items of personal property now owned or hereafter acquired by the Borrower or in which the Borrower has granted or may grant in the future a security interest to the Lender hereunder or in any amendment or supplement hereto or otherwise.

		1.19   	"ERISA" means the Employee Retirement Income Security
          Act of 1974, as amended from time to time, and any law enacted subsequent to the date of this Agreement as a successor thereto.

		1.20   	"Event of Default" means any event described in Section
          8.1.

		1.21   	"Fair Labor Standards Act" means the Fair Labor
          Standards Act, as amended, 29 U.S.C. 201-209, any applicable regulations and interpretations issued pursuant thereto, and any amendments to any of the foregoing.

		1.22 "Fiscal Year" means the twelve-month period ending on the Saturday closest to the 31st day of December of each year.

		1.23	   "Funded Indebtedness" means at any date all indebtedness
          of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP on a consolidated basis which by its terms (i)
          matures more than one year after the date of its inception, including any payments required to be made on such indebtedness within one year, and (ii) any such indebtedness maturing within one year from such date which is renewable or extendible at the option of any obligor to a date more than one year from such date.

		1.24   	"GAAP" means generally accepted accounting principles,
          consistently applied.

		1.25   	"General Intangibles" means all general intangibles now
          owned or hereafter acquired by the Borrower, including, without limitation, choses of action, causes of action and all other intangible property of every kind and nature, including, without limitation, corporate or other business records, inventions, designs, blueprints, plans, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, copyright applications, servicemarks, logos, licenses, franshises, customer lists, tax refunds, tax refund claims, insurance policies on the lives of key employees payable to the Borrower, any letter of credit on which the Borrower is a beneficiary, rights or claims against carriers and shippers, leases and rights to indemnification.

		1.26   	"Interest Determination Date" means, initially the date
          of Closing of the Loans and, thereafter the last business day of the month preceding the month for which interest is calculated.

		1.27   	"Interest Rate Period" means the initial Interest Rate
          Period and each one, two or three-month period of time thereafter during which one of the interest rate options described in Section 2.2(f) is in effect with respect to the Loans, provided that, each Interest Rate Period (other than the initial Interest Rate Period) shall commence on the first and end on the last day of a calendar month.

		1.28   	"Inventory" means all inventory now owned or hereafter
          acquired by the Borrower, including, without limitation (a) all goods which are held for sale or lease by the Borrower or are furnished or to be furnished by the Borrower under contracts for service, (b) all raw materials, work in process, finished goods, materials and supplies of every kind used or consumed in connection with the manufacture, packing, shipping, advertising or sale of such goods, and (c) all proceeds and products from the sale or other disposition of such goods, including all goods returned or repossessed, or acquired by the Borrower by the way of substitution or replacement, and all additions and accessions thereto, and all documents and instruments covering such goods.

		1.29 "Lenders" means the banks or other financial institutions committing to make Loans under this Agreement, and their respective successors and assigns, and "Lender" means any one of such Lenders.

		1.30    	"L/C Subline Loans" means Revolving Loans in an amount
          equal to the aggregate amount drawn or available to be drawn under irrevocable letters of credit issued by the Administrative Agent for the account of the Borrower under the terms and conditions of  Section
          2.3 of this Agreement.

		1.31   	"LIBOR" means a fixed rate equal to the rate obtainable
          by the Lender in the London Interbank Market for deposits with a maturity of one month, two months or three months (as selected by the Borrower as provided in Section 2.2(f)), as quoted by the Lender for 11:00 a.m. (Charlotte, North Carolina time) on the Interest Determination Date, adjusted for Federal Reserve Board reserve requirements imposed on the Lender from time to time.

		1.32   	"Lien" means any mortgage, deed or trust, pledge,
          security interest, hypothecation, assignment, deposit arrangement, encumbrance, Lien (statutory or other), or preference, priority or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any capitalized lease and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

		1.33   	"Loans" means the Revolving Loans, the L/C Subline Loans
          and all other loans and extensions of credit by the Lender to the Borrower under this Agreement or any other agreement.

		1.34   	"Loan Documents" means this Agreement, the Revolving
          Line of Credit Note and any other documents now or hereafter executed or delivered in connection with the Obligations in evidence thereof or as security therefor, including without limitation, any life insurance assignment, pledge agreement, security assignment, deed of trust, mortgage, promissory note, or subordination agreement.

		1.35   	"Material Adverse Effect" means, with respect to any
          event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, (c) the ability of the Borrower to perform the Obligations and its other obligations under the Loan Documents or (d) the legality, validity or enforceability of any Loan Document.

		1.36   	"Maximum Line" means $50,000,000.00.

		1.37    	"Maximum L/C Subline" means at any time an aggregate of
           $3,000,000.00 drawn or available to be drawn under irrevocable standby letters of credit issued by the Administrative Agent for the
           Borrower's account.

		1.38    	"Net Worth" means at any date the total stockholder's
           equity of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP at such date with Inventory being valued on a non-tax affected FIFO basis.

		1.39    	"Obligations" means, without limitation, the Loans and
           all other indebtedness and liabilities of the Borrower to the
           Administrative Agent and the Lenders under this Agreement and the other Loan Documents including any overdrafts in any deposit account maintained by the Borrower with the Administrative Agent, all obligations of the Borrower with respect to letters of credit issued by the Administrative Agent or any Lender for the account of the
           Borrower, all obligations of the Borrower with respect to any foreign exchange contract between the Administrative Agent or any
           Lender and the Borrower, any indebtedness of the Borrower that is assigned to the Administrative Agent or any Lender and any indebtedness of the Borrower to any assignee of this Agreement.
           Obligations shall also include all interest, Facility Fees and other charges chargeable to the Borrower or due from the Borrower and payable to the Administrative Agent from time to time and all costs and expenses referred to in Sections 10 and 11 and all renewals, extensions and moidifications of the indebtedness referenced to in this section or any part thereof.

                1.40 "Payment" means any check, note, draft, bill of exchange, acceptance, money order, legal tender or other form of payment or evidence of indebtedness in total or partial payment of the amount due on any Receivable.

		1.41     	"Person" means an individual, partnership, corporation,
            business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

		1.42     	"Prime Rate" means the fluctuating rate of interest
            established from time to time by the Administrative Agent and announced to the public in Richmond, Virginia as its prime rate.
            The Borrower hereby acknowledges and agrees that the Prime Rate is a reference used in determining interest rates on certain loans by the Lender and is not intended to be the lowest rate of interest charged on any extension of interest to any customer.

		1.43     	"Receivables" means the Accounts Receivable and the
            General Intangibles.

		1.44     	"Revolving Line of Credit Note" means the promissory
            note of even date herewith, as the same may be renewed, modified or extended from time to time, evidencing the obligation of the
            Borrower to pay the Lender the principal amount of the Revolving
            Loans, including the L/C Subline Loans, together with interest thereon, in the manner provided in Section 2 of this Agreement.

		1.45     	"Revolving Loans" means the revolving line of credit
            loans described in Section 2 of this Agreement.

		1.46     	"Stockholders' Equity" means, at any time, the
            shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP. Stockholders' Equity generally would include, but not be limited to, (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees (to the extent not duplicative of (C)), and (E) translation adjustments for foreign currency transactions.

		1.47     	"Subsidiary" means any corporation or other entity of
            which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by the Borrower.

		1.48    	"Tangible Net Worth" means at any date Net Worth minus
            goodwill and other similar intangible assets of the Borrower and its
            Consolidated Subsidiaries determined in accordance with GAAP on a consolidated basis at such date.

		1.49     	"Unfinanced Capital Expenditures" means at any date the
            total cost of fixed assets purchased during the prior 12-month period less the total amount of term debt obtained from lending institutions the proceeds of which were used to purchased such fixed assets.

	2.	Revolving Loans.

		2.1	Subject to the terms and conditions of this Agreement
            and the Commitment Letter (provided that if the terms of this Agreement differ from or conflict with the terms of the Commitment Letter, the terms of this Agreement shall control), the Lenders agree to make Revolving Loans from time to time to the Borrower.

		2.2	The Revolving Loans will be made on the following terms
            and conditions:

			(a)	     The Revolving Loans shall be used for
            refinancing the Borrower's existing line of credit, for working capital and/or for the acquisition of assets for corporate purposes.

			(b)     	In the aggregate, the outstanding principal
            amount of Loans, including Revolving Loans, shall not exceed the
            Maximum Line at any time.  If at any time the outstanding principal amount of the Loans is in excess of the Maximum Line, the Borrower shall immediately repay the amount of such excess to the
            Administrative Agent upon demand.

			 (c)    	The Revolving Loans shall be evidenced by the
            Revolving Line of Credit Note and by entries upon certain books and records designated by the Administrative Agent.

			(d)     	The Revolving Loans, other than the L/C Subline
            Loans, shall accrue interest on the daily outstanding balance thereof at an annual rate (the "Interest Rate") equal to LIBOR plus a Spread Over LIBOR ("Spread Over LIBOR").  Any increase or decrease in LIBOR shall be effective as of the first day of the month following the expiration of the LIBOR Interest Rate Period then in effect.  "Spread Over LIBOR" means the percentage calculated as follows, based upon the ratio of the Borrower's Funded Indebtedness to the Borrower's Consolitated Total Capital at the end of the
            preceding Fiscal Year quarter.  The Spread Over LIBOR, when added to
            LIBOR, becomes the Interest Rate.

                Funded Indebtedness/Consolidated
                Total Capital                             Spread Over LIBOR (%)

                Debt/Capital < .2 to 1.0                       0.125%
                Debt/Capital > .2 to 1.0 and < .4 to 1.0       0.175%
                Debt/Capital > .4 to 1.0                       0.250%

			(e)     	After the occurrence and during the continuation
            of an Event of Default, the Revolving Loans shall accrue interest on the daily unpaid balance thereof at an Interest Rate that is 3%
            above the Interest Rate then accruing on the Revolving Loans.

			(f)     	The Spread Over LIBOR will adjust effective as
            of the first day of each Fiscal Year quarter of the Borrower
            ("Adjustment Date"), based on the Borrower's Funded Debt to Total
            Capital ratio at the end of the preceding Fiscal Year quarter.  The applicable adjustments will be based on the table set forth above.
            The Borrower shall make the ratio calculation under the Table, notify the Administrative Agent of any applicable adjustment as a result of such calculations and furnish the Administrative Agent with a copy of its calculations.

			(g)     	Accrued interest shall be payable to the
            Administrative Agent monthly. The Interest Rate Period shall be one month, two months or three months (as selected from time to time by the Borrower), subject to availability. All interest will be computed daily, calculated for the actual number of days elapsed (including the first day but excluding the last day) on the basis of a 360-day year, and will be debited from the Borrower's loan account on the date it is due and payable. The Administrative Agent shall provide the Borrower with a monthly statment of its loan account.

			(h)     	The Borrower shall pay to the Administrative
            Agent an annual facility fee in an amount equal to one hundred and twenty-five one-thousandths percent (0.125%) of the Maximum Line
            (the "Facility Fee").  The Facility Fee shall accrue daily from and including the date of Closing under this Agreement to and including the end of the term of this Agreement.  In each year of the term of this Agreement, the Facility Fee for such year shall be payable quarterly in arrears; provided, however, that should this Agreement for any reason be terminated prior to the Termination Date, the accrued and unpaid portion of the Facility Fee earned through the date of such termination shall be paid in full on the date of such termination.

			(i)     	If any payments due on the Revolving Loans
            (whether by acceleration or otherwise) are not paid within 10 days after the date on which due, the Borrower will pay to the Administrative Agent a late charge equal to 5% of the amount due.

			(j)     	All payments of principal and interest shall be
            made by the Borrower to the Administrative Agent in immediately available funds of the United States of America at its principal office in Richmond, Virginia, or at such other place as the
            Administrative Agent may designate in writing.  If any payment of principal or interest is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and any such period of extension shall be included in computing the interest to be paid in connection with said payment.  All payments received by the Administrative Agent may be credited to the payment of any of the Obligations or to the Borrower's loan account, at the election of the Administrative Agent.

                         (k) The Revolving Loans shall terminate three (3) years from the date of Closing under this Agreement (the "Termination Date."). Prior to the Termination Date, the Administrative Agent may, in its discretion, by written notice provided to the Borrower extend the Termination Date for a period of three (3) years from the date of such notice.

	2.3	L/C Subline Loans; Reimbursement.

                          (a) Subject to the conditions in this Agreement, the Administrative Agent agrees to issue on the Borrower's demand and for its account the Administrative Agent's irrevocable standby letters of credit to be used by the Borrower to facilitate its acquisition of goods and services for use in its business operations. No such letter of credit may have an expiration date later than the Termination Date; provided, however, that the Administrative Agent may, in its sole discretion, consent to a later expiration date, in which case the terms and conditions of this Agreement shall continue to govern the rights and responsibilities of the parties notwithstanding the Agreement's termination.
                           (b) The Borrower may request the Administrative Agent to issue a letter of credit by delivering a duly executed application (which may be delivered by telecopier if a facsimile agreement executed by an authorized officer of the Borrower is in effect) not later than 11:00 a.m. (Eastern Time) at least two (2) business days before the requested date of issuance to the Administrative Agent's International Banking Division, Charlotte, North Carolina, Attention: Glenda Adams, facsimile telephone number (704) 383-6984, or at such other address as the Administrative Agent may from time to time specify for the purpose of such notices. Not later than 2:00 p.m. (Eastern Time) on the date so specified, the Administrative Agent shall (unless it determines that any applicable condition specified in this Agreement has not been satisfied) send a letter of credit conforming to the terms specified in the related application to the Borrower or, if so instructed by the Borrower, send a letter of credit or an authorized written advice of its issuance to the beneficiary named therein.

                           (c) Each application of the Borrower for the issuance of a letter of credit shall include the Borrower's certification that (i) the representations, warranties and covenants of the Borrower contained in this Agreement are correct as of the date of such request and after giving effect to the issuance of the letter of credit, (ii) no Event of Default (or event or condition which would, with the giving of notice or the lapse of time or both, would become an Event of Default) shall have occurred and be continuing or would result from the issuance of the letter of credit and (iii) the request has been duly authorized and executed by the Borrower.
                            (d) In the event of a draw on any such letter of credit, the Borrower agrees to pay to the Administrative Agent on the date of such drawing (i) a sum equal to the amount drawn, (ii) all reasonable and actual charges and expenses which the Administrative Agent may pay or incur relative to such draw, and
              (iii) interest on the foregoing at an annual rate equal to the Prime Rate until all amounts owed by the Borrower to the Administrative Agent as a result of the draw have been paid in full.
                            (e) In the aggregate, the outstanding principal amount of L/C Subline Loans shall not exceed the Maximum L/C Subline at any time. If at any time the outstanding principal amount of the L/C Subline Loans is in excess of the Maximum L/C Subline, the Borrower shall immediately repay the amount of such excess to the Administrative Agent upon demand.
                            (f)       The Borrower shall pay to the
              Administrative Agent an annual fee equal to thirty-five one-hundreths percent (0.35%) of the maximum amount available to be drawn under each letter of credit issued by the Administrative Agent for the Borrower's account (the "L/C Fee"). As to each letter of credit issued, the L/C Fee shall be payable in equal quarterly installments on the first day of each quarter of the Fiscal Year. As to any letter of credit whose term is for a period of less than one (1) year, the annual L/C Fee shall be prorated for such period and shall be paid in equal installments on the first day of each quarter of the Fiscal Year during such term. Each payment of the L/C Fee shall be deemed earned by the Administrative Agent upon receipt, and there shall be no refund of any postion of such fee by reason of the expiration, reduction, modification, termination or prepayment of any letter of credit subsequent to the date of receipt of the L/C Fee by the Administrative Agent.
                           (g)  If at any time the Administrative Agent
              determines that any change in any law or regulation or in their interpretation by any court or administrative or governmental authority charged with their administration shall either (i) impose, modify or deem applicable any reserve, special deposit, insurance premium or similar requirement against letters of credit issued by the Administrative Agent, (ii) impose on the Administrative Agent any other condition regarding this Agreement or the letters of credit to be issued hereunder or (iii) alter the Administrative Agent's capital adequacy requirements, and if the result of any such event shall be to increase the cost to the Administrative Agent of issuing or maintaining the letters of credit, then, upon the demand of the Administrative Agent, the Borrower shall pay to the Administrative Agent, within thirty (30) days of such demand, additional amounts which shall be sufficient to reimburse the Adminsitrative Agent on an after-tax basis for its increased costs relating to the letters of credit. A certificate as to such increased cost incurred by the Administrative Agent, submitted to the Borrower and setting forth the basis for the calculation of such increased cost, shall be conclusive as to the amount thereof, absent manifest error, and such certificate shall include a statement by the Administrative Agent that such increased cost is being assessed against all of its customers for whose account letters of credit have been issued and are outstanding as a matter of general policy.
                             (h) The Borrower at all times shall protect,
              indemnify and save harmless the Administrative Agent from and against all liabilities, obligations, claims, damages, penalties, fines, losses, brokerage commissions, costs or expenses (including, without limitation, reasonable attorneys' fees) which the Administrative Agent may incur or which may be claimed against the Administrative Agent by an person or entity (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under any letter of credit issued for the Borrower's account; provided, however, that the Borrower shall not be required to indemnify the Adminsitrative Agent in respect of any such matters to the extent, but only to the extent, they arise out of the willful misconduct, or gross negligence of the Administrative Agent. If any action, suit or proceeding is brought against the Administrative Agent for any loss or damage for which the Borrower is required to provide indemnification, the Borrower, upon request, at its expense shall defend such action, suit or proceeding, or cause it be defended by counsel designated by the Borrower and approved by the Administrative Agent, which approval shall not be unreasonably withheld. The obligations of the Borrower to indemnify the Administrative Agent under this section shall survive payment in full of the Obligations.
                            (i) The obligations of the Borrower under this Agreement and with respect to letters of credit issued for its account by the Administrative Agent are absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Borrower's related applications for issuance of letters of credit under all circumstances whatsoever, including, without limitation (i) any letter of credit or any other agreement or instrument relating thereto (collectively, the "Related Docuemnts") proving to be forged, fraudelent, invalid, unenforceable or insufficient in any respect; (ii) any amendment of waiver of, or any consent to departure from, all or any of the Related Documents; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the Administrative Agent, any Lender or any beneficiary or transferee of any other letter of credit, whether in connection with this Agreement, the Related Documents or any unrelated transaction or dispute; (iv) any document presented under any letter of credit (or any endorsement thereon) proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein being inaccurate in any respect whatsoever; (v) payment by the Administrative Agent under any letter of credit issued for the Borrower's account against presentation of a sight draft or certificate which does not comply with the terms of such letter of credit, including, without limitation, the circumstances referred to in clause (iv) above or the failure of any document to bear reference or to bear adequate reference to such letter of credit; provided, however, that such payment shall not have constituted gross negligence or willful misconduct of the Administrative Agent; or (vi) any use to which such a letter of credit may be put.

        3. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that:

		3.1	(a)     The Borrower is and at all times during the term of
              this Agreement shall be a corporation duly organized, validly existing and in good standing under the laws of the State of
              Tennessee and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted while this Agreement is in effect; (b) the execution and delivery of this Agreement and the other Loan Documents to which it is a party and the performance of the transactions contemplated hereby and thereby to be performed by the Borrower are within the corporate authority of the Borrower and have been duly authorized by all proper and necessary corporate action; (c) the execution and delivery of this Ageement and the other Loan Documents to which it is a party and the performance of the transactions contemplated hereby and thereby to be performed by the Borrower will not violate or contravene any provisions of law or the articles of incorporation or bylaws of the Borrower, or result in a breach or default in respect to the terms of any other agreement to which the Borrower is a party or by which it is bound, which breach or default would result in the creation, imposition or enforcement of any Lien against any of the
              Borrower's assets, or would have a material adverse effect on the conduct of the Borrower's business as it is now being
              conducted and proposed to be conducted while this Agreement is in effect; and (d) the Borrower is duly qualififed and authorized to do business, and is in good standing, in each jurisdiction in which failure to qualify would have a material adverse effect on its business, properties or financial condition.

		3.2	        This Agreement and the other Loan Documents to which it
              is a party are valid and legally binding agreements of the
              Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the rights of creditors generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law.)

		3.3        	The execution and delivery of this Agreement and the
              other Loan Documents to which it is a party and the performance of the transactions contemplated hereby and thereby to be performed by the Borrower do not require the approval or consent of any governmental agency or authority, the stockholders of the
              Borrower, or any other Person.

		3.4        	The Borrower has delivered to the Administrative Agent
              copies of its audited, consolidated financial statements as of and for the year ended December 30, 1995, audited by KPMG Peat
              Marwick, L.L.P., certified public accountants, and unaudited interim, consolidated financial statements for the period ended
              March 31, 1996 (the "Ending Date"), prepared by the Borrower's
              Chief Financial Officer (collectively, the "Financial
              Statements").  The Financial Statements are true and correct, are in accordance with GAAP, and fairly present the financial
              position of the Borrower as of the Ending Date and the results of its operations and its cash flows for such period, except as to the unaudited interim, consolidated financial statements which do not contain footnotes and are subject to normal year-end
              adjustments.

		3.5	        Since the Ending Date, there has been no change in the
              assets, liabilities, financial condition or operation of the
              Borrower, other than changes in the ordinary course of business, which has had a Material Adverse Effect.

		3.6        	Except to the extent reflected in the Financial
              Statements, the Borrower, as of the date of this Agreement, does not know or have reasonable grounds to know of any basis for the assertion against it of any liabilities or obligations of any nature, direct or indirect, accrued, absolute or contingent, including, without limitation, liabilities for taxes then due or to become due whether incurred in respect of or measured by the income of the Borrower for any period prior to the date of this Agreement or arising out of transactions entered into, or any state of facts exisiting prior thereto.

		3.7 The Borrower has filed all federal, state, local and other tax returns and reports required to be filed by it, and such returns and reports are true and correct. The Borrower has paid all taxes, assessments and other governmental charges lawfully levied or imposed on or against it or its properties, other than those presently payable without penalty or interest or being contested in good faith by appropriate proceedings and those set forth on Schedule 3.7.

		3.8 	       There is no litigation or proceeding or governmental
              investigation pending or, to the knowledge of the Borrower, threatened against or relating to the Borrower, its properties or business other than ordinary course rent, detinue and accounts receivable collection proceedings, litigation involving amounts that do not exceed $500,000.00 in each instance, and as set forth on Schedule 3.8.

		3.9	        The Borrower is not in violation of or default under any
              statute, regulation, license, permit, order, writ, injunction or decree of any government, governmental department, commission, board, bureau, agency, instrumentality or court, which violation or default would have a Material Adverse Effect.

		3.10	       To the best of the Borrower's knowledge, the Borrower is
              not in violation or default of any requirement imposed by any law, rule, regulation or order of any federal, state or local
              executive, legislative, judicial, regulatory or administrative agency, board or authority which relate to (a) noise; (b)
              pollution or protection of the air, surface water, ground water or land; (c) solid, gaseous or liquid waste generation,
              treatment, storage, disposal or transportation; (d) exposure to hazardous or toxic substances; (e) the safety or health of employees or (f) regulation of the manufacture, processing, distribution in commerce, use, or storage of chemical substances, which violation or default would have a Material Adverse Effect.

		3.11	       The Borrower has not terminated any employee pension
              benefit plan subject to Title IV of ERISA ("Plan") since January
              1, 1988 and is not in the process of terminating any Plan, and no fact, including, without limitation, any reportable event
              ("Reportable Event") described in Section 4043 of ERISA exists in connection with any Plan of the Borrower which might constitute grounds for (i) the termination of any Plan by the Pension
              Benefit Guaranty Corporation or (ii) the appointment by the appropriate United States District Court of a trustee to
              administer any Plan.

		3.12	       Except as disclosed in the Financial Statements, the
              Borrower has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the provisions of
              ERISA and the Code presently applicable to each Plan, and has made all contributions to each Plan required by the terms thereof.

		3.13	       Except as disclosed in the Financial Statements and on
              Schedule 3.13, the Borrower is not in default under a material contract, which default would have a Material Adverse Effect, and no holder of any indebtedness of the Borrower has given notice of any asserted default thereunder which has not been cured, and no liquidation or dissolution of the Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar
              proceedings relative to the Borrower or its properties is pending or, to the knowledge of the Borrower, is threatened against it.

		3.14	       The Borrower's principal executive office, places of
              business and the place where its books of account and records are kept are located at the addresses set forth on Schedule 3.14.

		3.15	       All Inventory will be produced in compliance with the
              Fair Labor Standards Act.

		3.16        After giving effect to the transactions contemplated by
              this Agreement and the other Loan Documents to which it is a party the Borrower (a) will have capital and assets sufficient to carry on all businesses in which it is engaged or about to be engaged,
              (b) will be solvent and able to pay its debts and other
              liabilities, whether fixed or contingent, as they mature, (c) will own property the present fair saleable value of which on a going concern basis (assuming an orderly liquidation) is greater than the amount required to pay its debts and other liabilities, whether fixed or contingent; and the Borrower does not intend to incur, and does not believe that it is incurring obligations beyond its ability to pay as they mature.

		3.17       	No portion of the Loans shall be used, directly or
              indirectly, to purchase or carry any "Margin Security" or "Margin Stock" as such terms are used in Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 207, 221 and 224.

		3.18	       Except as disclosed on Schedule 3.14, no franchises,
              licenses, trademarks, trade names, copyrights or patents are owned or licensed by, or registered in the name of, or have been applied for by the Borrower, and no such rights or agreements are
              necessary to the conduct of the present business of the Borrower.
              The Borrower has no knowledge and has not received any notice to the effect that any product it manufactures or sells, or any service it renders, or any process, method, know-how, trade secret, part or material it employs in the manufacture of any product it makes or sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protectable right of any other person or entity.

		3.19	       Except as disclosed on Schedule 3.14, the Borrower
              utilizes no tradenames in the conduct of its business, and has not changed its name, been the surviving entity in a merger or acquired any business.

		3.20	       There are no strikes, work stoppages, material grievance
              proceedings or other material controversies pending or, to the best of Borrower's knowledge, overtly threatened between the
              Borrower and any employees engaged in the business of the Borrower or any union or other collective bargaining unit representing such employees.  The Borrower has substantially complied with all laws relating to the employment of labor, including, without
              limitation, provisions relating to wages, hours, collective bargaining, occupational safety and health, equal employment opportunities and the withholding of income taxes and social security contributions, the non-compliance with which might have a Material Adverse Effect.

		3.21       	The foregoing representations and warranties are made by
              the Borrower with the knowledge and intention that the Lender will rely thereon, and shall survive the execution and delivery of this
              Agreement and the making and renewal of all Loans hereunder.

	4.    	Affirmative Covenants. The Borrower covenants and agrees that until all of the Obligations have been paid in full, unless the Lenders shall otherwise consent in writing, it shall:

		4.1	        Maintain complete and accurate books of account and
              records (collectively, the "Records") pertaining to the operations of the Borrower, and the Records shall be kept and maintained at the Borrower's principal executive office and other places of business set forth on Schedule 3.14. The Borrower shall not move the Records without giving the Lender at least 30 days' prior notice. The Records and all financial statements and reports furnished to the Administrative Agent shall be maintained and prepared in accordance with GAAP.

		4.2        	During normal business hours and upon reasonable notice,
              grant the Administrative Agent, or its representatives, full and complete access to the Records, correspondence and other papers relating to the Borrower's business and the right to inspect, examine, verify and make abstracts from and copies of the Records, correspondence and papers, and to investigate such other
              activities and business of the Borrower as they may reasonably deem necessary or appropriate at the time.

		4.3	Deliver to the Administrative Agent:

			(a)       	Within 45 days after the end of each quarter of
              each Fiscal Year, unaudited consolidated financial statements, including a balance sheet and related profit and loss statement, for such quarter prepared by the Borrower and certified to be accurate and complete in all material respects by its Chairman or
              Chief Financial Officer, subject to normal recurring year-end audit adjustments.

			(b)       	Within 45 days after the end of each quarter of
              each Fiscal Year quarter, a covenant compliance report detailing compliance with each of the financial covenants set forth in
              Sections 4.13 through 4.15 of this Agreement, certified to be accurate and complete in all material respects by its Chairman or
              Chief Financial Officer.

			(c)       	Within 90 days after the end of each Fiscal
              Year, audited, consolidated financial statements, including a balance sheet, statement of earnings and statement of cash flows for such year audited by independent certified public accountants acceptable to the Administrative Agent, who shall give their unqualified opinion with respect thereto.

		4.4         Deliver to the Administrative Agent such other financial
              and operating information and reports in form and substance satisfactory to the Administrative Agent as and when the
              Administrative Agent may from time to time reasonably request.

		4.5        	While this Agreement remains in effect and until the
              Obligations have been paid in full, (a) maintain its corporate existence in good standing; (b) make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement; and (c)
              maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

		4.6	(a)    	Maintain and keep all of its properties, real
              and personal, in good working order, condition and repair, normal wear and tear excepted, (b) insure and keep insured all such properties at all times against loss or damage by fire, theft, and all such other risks and hazards as are customarily insured against by businesses in similar circumstances, or as the Administrative Agent may specify from time to time, in the amount of their full replacement cost without reduction for depreciation,
              (c) maintain insurance against loss or damage from business interruption on account of fire or other casualty covering a period of at least 12 months and (d) maintain insurance against liability imposed by workers' compensation laws. Such policies of insurance will be issued by an insurance company or companies acceptable to the Administrative Agent. If the Borrower fails to do so, the Administrative Agent may obtain (but shall be under no obligation to do so) such insurance and charge the cost thereof to the Borrower and add it to the Obligations.

		4.7	        Comply at all times with the material provisions of all
              leases to which the Borrower is a party or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, provided that the Borrower may cancel, surrender or modify any lease or contest in good faith any provisions thereof if such action is deemed advantageous to its business and if no forfeiture, other than reasonable settlement payments in
              connection with such surrenders and forfeitures, under any such lease results therefrom.

		4.8	        Pay all taxes, assessments and governmental charges
              lawfully levied or imposed on or against it or its properties prior to the date when such taxes, assessments or charges shall become delinquent, unless the Borrower shall contest the validity thereof in good faith and shall post any bond or other security required by applicable law or by the Lender against the payment thereof.

		4.9        	Substantially comply with all federal, state and local
              laws which relate to (a) noise; (b) pollution or protection of the air, surface water, ground water or land; (c) solid, gaseous or liquid waste generation, treatment, storage, disposal or
              transportation; (d) exposure to hazardous or toxic substances;
              (e) the safety or health of employees or (f) regulation of the manufacture, processing, distribution in commerce, use, or storage of chemical substances, including, without limitation, all laws for which noncompliance would have a Material Adverse
              Effect, whether now in effect or hereafter enacted, and upon request of the Administrative Agent, provide the Administrative
              Agent with such evidence of substantial compliance as it may reasonably request.

		4.10       	Open and maintain all of its checking and other
              depository accounts with the Administrative Agent in all locations where the Administrative Agent has a branch reasonably convenient to the Borrower's location and deposit with the Administrative Agent, when due, all FICA and withholding taxes and such other taxes as the Administrative Agent may from time to time require, and comply with all requirements of the Administrative Agent with respect thereto.

		4.11	       At the request of the Administrative Agent, qualify as a
              foreign corporation and obtain all requisite licenses and permits in each state in which failure to qualify would have a Material
              Adverse Effect.

		4.12	       Immediately notify the Administrative Agent of any change
              in the location of any of the Borrower's places of business or the opening of any new place of business.

		4.13       	Maintain a maximum Debt to Tangible Net Worth ratio as
              of the ending dates of each quarter of each Fiscal Year of not more than 3.0 to 1.0.

		4.14	       Maintain a minimum Cash Flow Coverage Ratio at the
              ending dates of each Fiscal Year of not less than 1.2 to 1.0. The Cash Flow Coverage Ratio will be calculated quarterly based on a rolling 12-months calculation beginning with the first quarter of the Fiscal Year beginning December 31, 1995 and ending December
              28, 1996. This quarter will be the first quarter for the rolling 12-Months calculation, i.e., the calculation of the Cash Flow Coverage Ratio for the first quarter of this Fiscal Year will be a one-quarter calculation consisting of the first three months of such period annualized, the calculation of the Cash Flow Coverage Ratio for the second quarter of this Fiscal Year will be a two-quarters calculation consisting of the first six months of such period annualized, the calculation of the Cash Flow Coverage Ratio for the third quarter of this Fiscal Year will be a three-quarters calculation consisting of the first nine months of such period and the calculation of the Cash Flow Coverage Ratio for the fourth quarter of this Fiscal Year will be a four-quarters calculation consisting of the entire twelve months of such period. Thereafter, the Cash Flow Coverage Ratio calculation will be made quarterly on a continuous rolling twelve-months basis for each successive Fiscal year.

                4.15 Maintain at all times a minimum Current Ratio of not less than 1.4 to 1.0.

	5.    	Negative Covenants. The Borrower covenants and agrees that until the Obligations have been paid in full, unless the Administrative Agent shall consent in advance in writing, the Borrower shall not:

		5.1	        Sell, assign or grant a Lien on all or any material part
              of its personal property, tangible or intangible, whether now owned or hereafter acquired, in favor of any Person other than the
              Lenders, or permit any Lien to attach to any such assets, except in favor of the Lenders, other than:

			(a)	       Liens for taxes, fees, assessments and other
              governmental charges which are not delinquent to the extent that payment of the same may be postponed or is not required in accordance with the provisions of this Agreement;

			(b)       	Landlords' Liens in respect of rent not in
              default or when any such claimed default is being contested in good faith or Liens in respect of pledges or deposits under workers' compensation, unemployment insurance, social security laws or similar legislation or in connection with appeal and similar bonds incidental to litigation, mechanics', laborers' and materialmens' and similar Liens, if the obligations secured by such Liens are not then delinquent or, if delinquent, are being contested in good faith, the Liens securing the performance of bids, tenders, contracts (other than for the payment of money) and statutory obligations incidental to the conduct of the business of the Borrower and which do not in the aggregate materially detract from the value of the property of the Borrower, or materially impair the use thereof in the operation of its business;

			(c)       	Zoning restrictions, easements, rights of way or
              other restrictions on the use of real property or minor
              irregularities in the title thereto;

			(d)	       Judgment Liens not in excess of $100,000.00 or
              which shall not have been in existence for a period longer than 60 days after the creation thereof, or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay.

			(e)       	Liens set forth on Schedule 5.1.


			(f)	       Liens to secure indebtedness or obligations
              permitted pursuant to Sections 5.12(iii), 5.12(iv) or 5.6 of this Agreement.


		5.2        	Sell, encumber or place a Lien on any unencumbered real
              property now owned or hereafter acquired by the Borrower.

		5.3        	Make any payments, other than interest, on any existing
              loans made to it by its stockholders, officers, directors, employees, or any Person other than the Lenders unless permitted by the terms of a valid subordination agreement in favor of the
              Lenders, except the loans set forth on Schedule 5.3 so long as no
              Event of Default has occurred and is continuing under this
              Agreement.

		5.4	        Change its name, do business under an assumed or trade
              name, open a new office or move any of its personal property to a location not shown in Schedule 3.14 without, in each case, giving the Administrative Agent at least 30 days' prior written notice thereof.

		5.5        	Except for or as to loans set forth on Schedule 5.3, (a)
              Lend or advance money (other than routine travel advances to employees), credit, or property to any Person or Affiliate; (b)
              engage in any material transactions (including, without
              limitation, investments and the like, but excluding transactions in accordance with Section 5.8) with any Person which are not in the ordinary course of its business; (c) guarantee, assume, endorse, or otherwise become responsible for (directly or
              indirectly or by any instrument having the effect of assuring any
              Person's payment or performance) the indebtedness, performance, obligations, stock or dividends of any Person or Affiliate; or (d)
              agree to do any of the foregoing except (i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (ii) investments representing the
              indebtedness of any Person owing as a result of the sale by the
              Borrower in the ordinary course of business of products or services or tangible personal property no longer required in its business.

                5.6 Incur, create, assume, or permit to exist, rental obligations or other commitments under leases of real or personal property other than leases in effect on the date of this Agreement and leases (including without limitation capital and operating leases) entered into in the ordinary course of owning and operating the Borrower's business, including the Borrower's existing real estate properties, for their intended purposes.

		5.7        	Without the prior consent of the Administrative Agent,
              change its fiscal year.

		5.8        	Dissolve, liquidate or become a party to any merger or
              consolidation, unless the Borrower shall be the surviving entity to such merger or consolidation, and, after giving effect thereto, the Borrower shall be in full compliance with the terms of this
              Agreement and the Borrower's management shall remain substantially unchanged.

		5.9	        Sell, assign, pledge or otherwise transfer more than 50%
              of its outstanding voting Capital Stock in a single transaction or series of transactions.

		5.10 	Materially alter its business or operations.

		5.11	[Reserved]

		5.12	       Incur, create or assume, or permit any of its
              Consolidated Subsidiaries to incur, create or assume, any indebtedness, except (i) loans or advances made to such subsidiaries by the Borrower, (ii) indebtedness to trade creditors in the ordinary course of business of the Borrower or such subsidiaries, (iii) indebtedness in an aggregate amount not to exceed $500,000.00 on a consolidated basis or (iv) indebtedness set forth on Schedule 5.3.

	6.	    Conditions Precedent to Closing.  Prior to or simultaneously with the closing of the Revolving Loans and the first advance of funds to the Borrower (the "Closing"), the Borrower shall deliver or cause to be delivered to the Administrative Agent the following:

		6.1	        This Agreement fully executed.

		6.3	        The executed Revolving Line of Credit Note.

		6.4	        Certificate of Good Standing for the Borrower issued by
              the Tennessee Secretary of State, and a Certificate of Authority
              to Transact Business issued by the Virginia State Corporation
              Commission.

		6.5	        A certificate of the Chief Financial Officer of the
              Borrower certifying to such matters as the Administrative Agent may request as of the date of the Closing, in form and substance satisfactory to the Administrative Agent.

		6.6	        A certificate of the Secretary of the Borrower
              certifying to the incumbency of the Borrower's officers and that the copies attached thereto of the Borrower's (a) bylaws, (b) articles of incorporation and other charter documents and (c) resolutions of the board of directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated thereby are true and correct copies of same as of the date of the Closing.

		6.7	        The opinion of the Borrower's counsel in form and
              substance satisfactory to the Administrative Agent and its counsel.


		6.8	        All such other information, documents, receipts,
              certificates and instruments as the Administrative Agent and its counsel may request.

	7.	    Conditions Precedent to Future Advances.  All future advances to the Borrower under this Agreement shall be subject to the following conditions having been satisfied at the time of each such advance.

		7.1	        The Borrower shall be in compliance with all terms,
              covenants and conditions of this Agreement.

		7.2        	There shall exist no Event of Default and no event
              which, upon notice or lapse of time or both, would constitute an Event of Default.

		7.3        	The representations and warranties contained in this
              Agreement shall be true and correct in all material respects.

		7.4	        In the good faith opinion of the Administrative Agent,
              a material adverse change has not occurred in the total financial condition of the Borrower from the financial condition of the
              Borrower as set forth in the most recent financial statements furnished to the Administrative Agent pursuant to this Agreement or from the financial condition of the Borrower previously disclosed to the Administrative Agent in any other manner.

	8.	          Events of Default, Remedies and Waiver of Notice.

		8.1	        The following shall constitute Events of Default under
              this Agreement:

			(a)	       The failure of the Borrower to pay when due any
              of the Obligations.

			(b)       	The failure of the Borrower to pay when due any
              other obligation to any other Person for the payment of money;
              provided, however, that as to such unpaid obligations totaling in the aggregate less than $500,000.00 at any one time, it shall not be an Event of Default if the Borrower's failure to pay is cured within ten (10) days of the date such payment is due.

			(c)	       The failure to reimburse the Administrative
              Agent for any amounts drawn under letters of credit issued by the Administrative Agent for the Borrower's account within ten (10) days of any such draw.

			(d)	       The failure of the Borrower to deliver to the
              Administrative Agent, within thirty (30) days of the date it is due, any report required by the terms of this Agreement.

			(e)	       The failure of the Borrower to observe or
              perform any other covenant or agreement contained in this Agreement or in any other agreement between the Borrower and the Lenders, which failure remains uncured for a period of more than thirty (30) days following the giving of notice thereof by the Administrative Agent or any Lender to the Borrower.

			(f)	       The discovery that any material representation
              or warranty at any time made by the Borrower to the Lenders in this Agreement or in any other agreement between the Borrower and the Lenders, or in any document or instrument delivered to the
              Administrative Agent pursuant to this Agreement or any such other agreement, was materially false at the time it was made.

			(g) 	      The acceleration of the maturity of any of the
              Obligations.

			(h)	       The Borrower's discontinuance of its business or
              sale of a material part of its assets, provided that the Borrower may sell in the ordinary course of business and for a full consideration of money or money's worth, any Inventory, product merchandise or service produced, marketed or furnished by it, or any obsolete or redundant equipment.

			(i)	       Any of the Loan documents shall cease to be
              legal, valid and binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

			(j)	       The acquisition or purchase by it for investment
              purposes of any equity or interest in any other Person, including shares of stock or indebtedness of corporations, except (i)
              investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6%, and then only in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus and (ii) corporate repurchase agreements with respect to which the obligors are (Y) United States commercial banks each having combned capital, surplus and undivided profits of not less than $500,000,000.00 or (Z) broker-dealers having a rating of "A" or better by a nationally-recognized rating agency;
              provided, that at any date the aggregate amount invested by the
              Borrower in such repurchase agreements shall not exceed
              $10,000,000.00 for any one such agreement or $2,000,000.00 for any one such bank or broker-dealer.

			(k)	       Any material (in the good faith opinion of the
              Administrative Agent) misrepresentation by the Borrower, orally or in writing, to the Administrative Agent for the purpose of obtaining credit or an extension of credit.

			(l)	       The suspension by the Borrower of the operation
              of its present business or a material adverse change (in the good faith opinion of the Administrative Agent) in the nature of its business; the admission in writing by the Borrower of its
              inability to pay its debts as they mature; the permitting of a receiver or trustee to be appointed for all or substantially all of its assets and, if appointed without its consent, the failure to cause such receiver or trustee to be discharged within 60 days;
              the instituting by the Borrower of proceedings under any law, state or federal, relating to bankruptcy, insolvency or any reorganization or arrangement for the relief of debtors or, if any such proceedings are instituted against it, the failure to cause such proceedings to be dismissed or stayed within 60 days; the expiration of 10 days after the Administrative Agent has given the Borrower notice of the Administrative Agent's good faith determination that (i) the Administrative Agent deems itself insecure or (ii) a material adverse change in the financial condition of the Borrower has occurred since the date hereof, or
              (iii) the Lender's prospect of payment hereunder has been impaired or the suspicion (in the good faith opinion of the Administrative
              Agent) that one or more Events of Default have occurred and the failure of the Borrower, within said 10-day period, to provide reasonably satisfactory evidence to the Administrative Agent that the Event(s) specified in said notice has not in fact occurred.

			(m)	       The validity or enforceability of this Agreement
              shall be contested by the Borrower or the Borrower shall deny that it has any liability or obligation hereunder.

			(n)	       The filing against the Borrower of formal
              charges under any federal or state law for which forfeiture of any material part or all of its assets is a part of the potential penalty and such charges are not dismissed within 90 days of the date of filing thereof.

			(o)	       The Borrower incurs loss, theft, damage or
              destruction of any material part of its assets for which there is either no insurance coverage or, in the Lender's opinion, inadequate coverage.

		8.2	         In addition to the foregoing, it is expressly understood
               and agreed between the Borrower and the Administrative Agent that default (which shall include any failure by the Borrower to pay on demand any Obligation payable by it to the Administrative
               Agent on demand) by the Borrower, beyond any applicable grace period of the Borrower to the Administrative Agent or any
               Lender, now existing or hereafter arising, regardless of how they arise or by what contract, agreement or instrument they may be evidenced, or whether evidenced by any contract,
               agreement or instrument, shall, at the Administrative Agent's option, constitute an Event of Default hereunder and a default on all such indebtedness, liabilities or other obligations of the Borrower to the Administrative Agent and the Lenders.

                8.3     Upon the occurrence of an Event of Default described in
              Section 8.1 or  8.2, the Administrative Agent at its option may:

			(a)        Make no further advances under the Loans; and

			(b)        Terminate this Agreement and declare all Obligations
              of the Borrower immediately due and payable and exercise all of its rights and remedies against the Borrower.

		8.4	        The rights, options and remedies of the Administrative
              Agent shall be cumulative and no failure or delay by the
              Administrative Agent in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or a waiver of any Event of Default hereunder.

		8.5	        To the extent that any of the Borrower's Obligations to
              the Lenders are now or hereafter secured by property or by the guaranty, endorsement or property of any other person, firm, corporation or other entity, then the Administrative Agent shall have the right to proceed against such other property, guaranty, or endorsement upon the Borrower's default in the payment of any
              Obligation or in any of the terms, covenants or conditions contained herein, and the Administrative Agent shall have the right in its sole discretion to determine which rights, security,
              Liens, or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lenders' rights hereunder.

		8.6	        Upon the occurrence of an Event of Default described in
              Section 8.1, the Administrative Agent at its option may, without notice to the Borrower (any such notice being expressly waived by the Borrower), setoff and apply any deposit (general or special, time or demand, provisional or final) at any time held, including any certificate of deposit, and other indebtedness at any time owed by the Administrative Agent, whether or not any such deposit or indebtedness is then due, to or for the credit of the account of the Borrower against any and all of the Obligations.

        9. Destruction of Documents. Any documents, schedules, invoices or other papers delivered to the Administrative Agent by the Borrower may be destroyed or otherwise disposed of by the Administrative Agent three months after they are delivered to or received by the Administrative Agent, unless the Borrower requests prior to delivery, in writing, the return of said documents, schedules, invoices or other papers and makes arrangements, at the Borrower's expense, for their delivery to the Borrower.

	10.	   Collection Costs. All reasonable costs and expenses, including, without limitation, reasonable attorneys' fee and legal expenses, incurred by the Administrative Agent in connection with obtaining or enforcing payment of any of the Obligations, whether through judicial proceedings or otherwise, or in collecting, enforcing or protecting its interests under this Agreement, or under any other instruments or documents delivered pursuant hereto, or in defending or prosecuting any actions or proceedings arising out of or relating to the Lenders' transactions with the Borrower, shall be paid by the Borrower to the Administrative Agent, upon demand, and the Administrative Agent may take judgment against the Borrower for all such costs, expenses and fees in addition to all other amounts due from Borrower hereunder.

	11.	   Expenses. The Borrower shall pay to the Administrative Agent all reasonable expenses of the Administrative Agent incurred in connection with the preparation of this Agreement and all other documents, instruments and certificates contemplated herein (including all exhibits and any and all amendments or modifications hereto and thereto)
        and the closing, making and administration of the Loans, including reasonable fees and expenses of the Administrative Agent's counsel.

	12.	   Releases. The Borrower and each endorser, guarantor and surety for any of the Obligations hereby releases the Administrative Agent and the Lenders from all claims for loss or damage caused by any act or failure to act on the part of the Administrative Agent or the Lenders, their respective officers, attorneys, agents and employees, except any such act or failure to act which arises out of the gross negligence or willful misconduct of the Administrative Agent or the Lender, their respective officers, attorneys, agents and employees.

	13.	Miscellaneous.

		13.1	       Notices. All notices, consents, requests, demands or
              other communications provided for in this Agreement shall be in writing and shall be delivered by hand, sent prepaid by Federal
              Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the Administrative Agent or the Borrower, as the case may be, at their respective addresses set forth at the beginning of this Agreement, to the Attention of Corporate
              Banking Division in the case of the Administrative Agent and to the Attention of Roger L. Boeve, Chief Financial Officer, in case of the Borrower, with copies to:

			If to the Administrative Agent:

				Christian & Barton, L.L.P.
				909 East Main Street
				1200 Mutual Building
				Richmond, Virginia 23219
				Attention:  Andrew J. Dolson
				Fax:  (804) 697-4112




			If to the Borrower:


				Bass, Berry & Sims PLC
				2700 First American Center
				Nashville, Tennessee 37238-2700
				Attention:  F. Mitchell Walker, Jr.
				Fax: (615) 742-6293

Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the Business Day after the day on which it is delivered by hand, (c) on the Business Day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) on the third Business Day after the day on which it is deposited in the United States mail. The Borrower or the Administrative Agent may change its address by notifying the other party of the new address in any manner permitted herein. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not affect the date of such notice, election or demand sent in accordance with the foregoing provisions.


		13.2	       Release of Claims.  All claims, liabilities and
              obligations of the parties arising out of or in connection with the Obligations and the transactions contemplated by this Agreement shall be fully and finally released and extinguished upon payment in full of all of the Borrower's Obligations hereunder.

		13.3	       Reinstatement.  If, at any time after payment in full
              by the Borrower of all Obligations, any payments on the
              Obligations previously made by the Borrower or any other Person must be disgorged by the Lenders for any reason whatsoever
              (including, without limitation, the insolvency, bankruptcy, or reorganization of the Borrower or such other Person), this
              Agreement shall be reinstated as to all disgorged payments as though such payments had not been made, and the Borrower shall sign and deliver to the Administrative Agent all documents and do all things necessary to effect such reinstatement.

		13.4	       Termination of Loans.  The termination of the Loans
              shall not affect the rights of any party to this Agreement or the Borrower's obligations hereunder arising prior to the effective date of such termination, and the provisions hereof shall continue in full force and effect, notwithstanding the fact that the Borrower's account may from time to time temporarily have a credit balance, until all of the Obligations and other liabilities of the Borrower, including, without limitation, the Borrower's liability for FICA and withholding taxes, have been paid in full or the Borrower has furnished the Administrative Agent with an indemnification satisfactory to it with respect thereto. All representations, warranties, covenants, waivers, and agreements contained herein shall survive the termination hereof unless otherwise provided.



		13.5	       Entire Agreement, Modification, Benefit.  This Agreement
              shall constitute the entire agreement of the parties and no provision of this Agreement, including the provisions of this
              Section, may be modified, deleted or amended in any manner except by agreement in writing executed by the parties. All terms of this
              Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however, that the Borrower shall not assign or transfer its rights powers, duties or obligations hereunder without the prior written consent of the Administrative Agent.

		13.6	       Construction.  This Agreement is executed and delivered
              in Richmond, Virginia, and shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to its rules with respect to conflicts of laws.

		13.7	       Consents and Discretion.  Wherever in this Agreement the
              consent of the Administrative Agent or the Lenders is required, or the Administrative Agent may take action in its discretion (which shall include its sole and absolute discretion), such consent will not be unreasonably withheld by the Administrative Agents or the
              Lenders, as the case may be, and such discretion will be
              reasonably exercised.

		13.8	       Counterparts.  This Agreement may be executed in more
              than one counterpart, each of which shall be deemed an original.

	14.	         Jurisdiction, Venue, and Waiver of Jury Trial.

		14.1	       Jurisdiction and Venue.  The forum having the proper
              jurisdiction and venue to adjudicate any claim, dispute or default which may arise out of the execution, delivery and performance of this Agreement or any other Loan Document and the transactions contemplated hereby or thereby shall be the Circuit Court of the
              City of Richmond, Virginia and the proper appellate courts of the
              Commonwealth of Virginia.  The Borrower expressly submits and consents to such jurisdiction and venue and specifically waives any and all rights it may have to contest the jurisdiction and/or venue of the above mentioned forums and to demand any other forum.


		14.2	       Waiver of Jury Trial.  THE BORROWER AND THE LENDERS EACH
              WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
              COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER ON ANY MATTER
              ARISING OUT OF THIS AGREEMENT OR OUT OF ANY AGREEMENT, INSTRUMENT
              OR DOCUMENT DELIVERED, OR WHICH MAY IN THE FUTURE BE DELIVERED, IN
              CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR
              COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
              THE BORROWER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE
              EXECUTION OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY
              INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND
              THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH
              COUNSEL.


              		The Borrower and the Lenders have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                        				PERFORMANCE FOOD GROUP COMPANY

                                       					By:	/s/ Roger L. Boeve
                                          						Roger L. Boeve,
                                                Executive Vice President
                                                and Chief Financial Officer

                                  					FIRST UNION NATIONAL BANK OF VIRGINIA

                                            By	/s/ Bonnie A. Banks
                                        				Its	Vice President